Exhibit 11.1

                                                     Asante Technologies, Inc.
                                                 Calculation of Earnings per Share
                                              (in thousands, except per share amounts)


                                                                                                       Year ended
                                                                                      ----------------------------------------------
                                                                                      September 27,    September 28,   September 30,
                                                                                          1997             1996            1995
                                                                                      ----------------------------------------------
Net income (loss)                                                                        $ 1,926         $  (457)         $(3,705)
                                                                                         =======         =======          =======

Average number of common and common equivalent shares:
        Weighted average common shares outstanding                                         8,945           8,718            8,288
        Dilutive common stock equivalents:
           Common stock options, using modified treasury stock method                        158             279                *
                                                                                         -------         -------          -------
Common and common equivalent shares to be used in the
        calculation of net income per share                                                9,103           8,997            8,288
                                                                                         =======         =======          =======


Earnings (loss) per share                                                                $  0.21         $ (0.05)         $ (0.45)
                                                                                         =======         =======          =======


                * Antidilutive